                                                                   Exhibit 99.1

                       FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Li Ka Shing
Champion River Ventures Limited
Prime Tech Global Limited
Mayspin Management Limited

Address of Joint Filers:

C/O 7/F, CHEUNG KONG CENTER,
2 QUEEN'S ROAD, CENTRAL,
HONG KONG

Designated Filer:

Champion River Ventures Limited

Issuer and Ticker Symbol:

ChromaDex Corporation [CDXC]

Date of Event:

September 6, 2023

Signatures of Joint Filers:

Li Ka Shing
By: /s/ Li Ka Shing
    ---------------

Champion River Ventures Limited
By: /s/ Pau Yee Wan Ezra
    --------------------

Prime Tech Global Limited
By: /s/ Pau Yee Wan Ezra
    --------------------

Mayspin Management Limited
By: /s/ Pau Yee Wan Ezra
    --------------------